Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	December 13, 2019
BUTLER NATIONAL CORPORATION ANNOUNCES Second QUARTER FISCAL YEAR 2020 FINANCIAL RESULTS AND CONFERENCE CALL - Revenue Increased 27%, Net Income Increased 30% to $2.2 Million -

OLATHE, KANSAS, December 13, 2019, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the second quarter fiscal 2020 ended October 31, 2019.  In conjunction with the release, the Company has scheduled a conference call Tuesday, December 17, 2019 at 9:00 AM Central Standard Time.

What: Butler National Corporation Second Quarter Fiscal 2020 Financial Results Conference Call

When: Tuesday, December 17, 2019 - 9:00 AM Central Standard Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the second quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2020.

Historical selected financial data related to all operations:
	Quarter Ended October 31		Six Months Ended October 31
	(In thousands)		(In thousands)
	2019	2018	2019	2018
Revenue	$19,437	$15,297	$36,453	$28,701
Operating Income	4,227	1,818	7,748	2,718
Net Income (Loss)	2,230	1,721	4,291	2,230
Total Assets	95,267	48,902	95,267	48,902
Long-term obligations	44,699	4,709	44,699	4,709
Stockholders' Equity	38,807	34,344	38,807	34,344
Weighted Average Shares - Diluted	68,104	63,820	68,234	64,261
Earnings Per Share	0.03	0.03	0.06	0.03
New Product Research and Development Cost	783	302	1,180	620

Management Comments

“The quarter-ended October 31, 2019 continued a strong start to fiscal year 2020. Revenue increased 27% to $19.4 million in the three months ended October 31, 2019, as compared to $15.3 million in the three months ended October 31, 2018. The increase in revenue reflects an increase of 52% in Aerospace Products revenue and an increase of 3% in Professional Services revenue. We continue to focus on growth in international markets, solutions for regulatory mandates and the development of new supplemental type certificates (“STCs”). This includes significant efforts in South America, Europe, Africa, and Asia.

Second quarter fiscal 2020 net income was $2.2 million compared to a net income of $1.7 million in the second quarter fiscal 2019. Second quarter fiscal 2020 operating margin was 21.7% compared to 11.9% in second quarter fiscal 2019. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

During the three months ending October 31, 2019, we invested approximately $783,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

As we announced on December 9, 2019, the State of Kansas approved a 15-year renewal of our management contract for the Boot Hill Casino. This allows us to continue to offer a quality tourist and entertainment destination, positive and fun place of employment for hundreds of people, and a strong driver of economic activity in Dodge City and southwest Kansas. Under the new contracts, the Company, through its gaming subsidiaries, is obligated to spend $9.6 million in capital expenditures and other expenditures between now and December 14, 2024 and spend $1.0 million per year from December 15, 2024 to December 14, 2039. The 15-year renewal contract allows the State to increase its share of the gaming revenue by two percentage points for the renewal period. We believe the renewal contract is beneficial for both the State of Kansas and the Company.

We are excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue increased 3% for the three months ended October 31, 2019 to $8.1 million compared to $7.9 million in the three months ended October 31, 2018. Costs decreased 19% in the three months ended October 31, 2019 to $4.0 million compared to $4.9 million for the three months ended October 31, 2018. Costs were 49% of segment total revenues in the three months ended October 31, 2019, as compared to 63% of segment total revenues in the three months ended October 31, 2018. Expenses increased 1% in the three months ended October 31, 2019 to $2.9 million compared to $2.9 million in the three months ended October 31, 2018. Expenses were 36% of segment total revenues in the three months ended October 31, 2019, as compared to 36% of segment total revenues in the three months ended October 31, 2018. Operating income increased 2489% to $1.2 million in the three months ended October 31, 2019 from $46,000 in the three months ended October 31, 2018.

Aerospace Products:

Revenue increased 52% to $11.3 million in the three months ended October 31, 2019, compared to $7.4 million in the three months ended October 31, 2018. The increase in revenue was due to an increase of $1.2 million in avionics business and a $2.7 increase in modification business. Costs increased by 52% in the three months ended October 31, 2019 to $6.6 million compared to $4.3 million for the three months ended October 31, 2018. Costs were 58% of segment total revenue in the three months ended October 31, 2019, as compared to 58% of segment total revenue in the three months ended October 31, 2018. Expenses increased 30% in the three months ended October 31, 2019 to $1.7 million compared to $1.3 million in the three months ended October 31, 2018. Expenses were 15% of segment total revenue in the three months ended October 31, 2019, as compared to 18% of segment total revenue in the three months ended October 31, 2018. Operating income from Aerospace Products increased 71% to $3.0 million in the three months ended October 31, 2019 from $1.8 million in the three months ended October 31, 2018.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of October 31, 2019, our backlog totaled approximately $15.4 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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